UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 31, 2004

Heartland Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

333-32245 (Commission File Number) 420 North Morton Street, Franklin, Indiana (Address of Principal Executive Offices)	35-2017085 (IRS Employer Identification No.) 46131 (Zip Code)

(317) 738-3915
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into A Material Definitive Agreement

As previously reported in Item 1.01 of its Current Report dated September 1, 2004, Heartland Bancshares, Inc. (“Heartland”) and Blue River Bancshares, Inc. (“Blue River”) on August 31, 2004, entered into an Agreement of Affiliation and Merger (the “Merger Agreement”) which provides for Heartland to merge with and into Blue River.

In connection with their execution and delivery of the Merger Agreement, Blue River and Heartland also entered into reciprocal Stock Option Agreements, each dated August 31, 2004 (the “Stock Option Agreements”). Each of the Stock Option Agreements entitled the other party to purchase up to 19.9% of its then outstanding common stock in certain events. A copy of the Stock Option Agreement issued and sold by Heartland to Blue River (the “Heartland Stock Option Agreement”) is filed herewith as Exhibit 10.1. A copy of the Stock Option Agreement issued and sold by Blue River to Heartland (the “Blue River Stock Option Agreement”) (as incorporated by reference to the exhibit attached to the Current Report of Blue River being filed as of the date of this Current Report) is filed herewith as Exhibit 10.2.

Pursuant to the Heartland Stock Option Agreement, and in consideration of the payment by Blue River to Heartland of $100 cash and other good and valuable consideration, and in order to induce Blue River to enter into the reciprocal Stock Option Agreement and the Merger Agreement, Heartland granted to Blue River (and its permitted assigns, if any) the right to purchase two hundred seventy-seven thousand four hundred forty (277,440) of Heartland’s authorized but unissued common shares, no par value (“Heartland Common Shares”), at a price of $12.17 per share. Both the number of Heartland Common Shares and the exercise price per share are subject to adjustment under the terms of the Heartland Stock Option Agreement in certain circumstances.

Pursuant to the Blue River Stock Option Agreement, and in consideration of the payment by Heartland to Blue River of $100 cash and other good and valuable consideration, and in order to induce Heartland to enter into the reciprocal Stock Option Agreement and the Merger Agreement, Blue River granted to Heartland (and its permitted assigns, if any) the right to purchase six hundred seventy-seven thousand eight hundred twenty-three (677,823) of Blue River’s authorized but unissued common shares, no par value (“Blue River Common Shares”), at a price of $5.62 per share. Both the number of Blue River Common Shares and the exercise price per share are subject to adjustment under the terms of the Blue River Stock Option Agreement in certain circumstances.

Neither Blue River nor Heartland was, as of August 31, 2004, and is not presently, entitled to exercise its right to acquire any common shares under the Stock Option Agreement of which it is the grantee. Such rights will become exercisable only if certain triggering events occur during certain periods of time, as described by Section 2 of the each of the Stock Option Agreements (filed as Exhibit 10.1 and 10.2 hereto), which Section 2 of each such Stock Option Agreement is incorporated herein by reference.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Option Agreements which are filed as exhibits hereto.

Item 3.02.    Unregistered Sales of Equity Securities

On August 31, 2004, Heartland issued and sold to Blue River the Heartland Stock Option Agreement that is described by Item 1.01 of this Report and which is attached hereto as Exhibit 10.1. The description of the terms of the Heartland Stock Option Agreement included in Item 1.01 of this Report, and the exact terms of the Heartland Stock Option Agreement that are filed as Exhibit 10.1, are incorporated herein by reference.

Heartland issued and sold the Heartland Stock Option Agreement to Blue River without registration under the Securities Act of 1933, as amended (the “Act”) in reliance upon the exemption from registration for transactions by an issuer not involving any public offering that is provided by Section 4(2) of the Act. Heartland believed that the Section 4(2) exemption was applicable to this transaction due to its belief that Blue River had sufficient financial sophistication and bargaining position to be able to fend for itself in evaluating the purchase of the Heartland Stock Option Agreement without the additional protection that registration under the Act would provide.

Item 9.01.    Financial Statements And Exhibits

(c)    Exhibits

10.1    Stock Option Agreement, dated August 31, 2004, between Heartland Bancshares, Inc, as option issuer, and Blue River Bancshares, Inc., as option grantee.

10.2    Stock Option Agreement, dated August 31, 2004, between Heartland Bancshares, Inc., as option grantee, and Blue River Bancshares, Inc., as option issuer. The copy of this exhibit filed as Exhibit 10.1 to the Form 8-K Current Report filed by Blue River Bancshares, Inc. (SEC File Number: 000-24501), on September 7, 2004 is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2004	HEARTLAND BANCSHARES, INC. By: /s/ Steven L. Bechman Steven L. Bechman, President

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Stock Option Agreement, dated August 31, 2004, between Heartland Bancshares, Inc, as option issuer, and Blue River Bancshares, Inc., as option grantee.

10.2
Stock Option Agreement, dated August 31, 2004, between Heartland Bancshares, Inc., as option grantee, and Blue River Bancshares, Inc., as option issuer. The copy of this exhibit filed as Exhibit 10.1 to the Form 8-K Current Report filed by Blue River Bancshares, Inc. (SEC File Number: 000-24501), on September 7, 2004 is incorporated by reference.